MICRON TECHNOLOGY, INC.

                               Exhibit 11

                     Computation of Per Share Amounts
              (Amounts in millions except for per share amounts)


                                          March 2,            March 3,
Quarter Ended                              1995                1994
- ----------------------------------------------------------------------
PRIMARY

  Weighted average shares
     outstanding                             102.3               100.9
  Stock options using average market price     4.1                 3.4
                                          --------            --------
  Total shares                               106.4               104.3
                                          ========            ========

  Net income                              $  183.5            $   86.8
                                          ========            ========

  Per share amount                           $1.72               $0.83
                                             =====               =====



FULLY DILUTED

  Weighted average shares outstanding        102.3               100.9
  Stock options using greater of average
     or ending market price                    4.9                 4.2
                                          --------            --------
  Total shares                               107.2               105.1
                                          ========            ========

  Net income                              $  183.5            $   86.8
                                          ========            ========

  Per share amount                           $1.71               $0.83
                                             =====               =====

                          MICRON TECHNOLOGY, INC.

                               Exhibit 11

                     Computation of Per Share Amounts
             (Amounts in millions except for per share amounts)


                                          March 2,            March 3,
Six Months Ended                           1995                1994
- ----------------------------------------------------------------------
PRIMARY

  Weighted average shares
     outstanding                             102.2               100.7

  Stock options using average market price     3.6                 3.0
                                          --------            --------
  Total shares                               105.8               103.7
                                          ========            ========

  Net income                              $  342.8            $  154.3
                                          ========            ========

  Per share amount                           $3.24               $1.49
                                             =====               =====



FULLY DILUTED

  Weighted average shares outstanding        102.2               100.7

  Stock options using greater of average
     or ending market price                    4.6                 3.8
                                          --------            --------
  Total shares                               106.8               104.5
                                          ========            ========

  Net income                              $  342.8            $  154.3
                                          ========            ========

  Per share amount                           $3.21               $1.48
                                             =====               =====









                                     17